UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2009

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Rd., #555 Del Mar, CA 92014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 3, 2009, Cellegy Pharmaceuticals, Inc. (“Cellegy”) filed a Report on Form 8-K reporting the completion of an Agreement and Plan of Reorganization with Adamis Pharmaceuticals Corporation (“Adamis”) and Cellegy Holdings, Inc., a wholly-owned subsidiary of Cellegy, providing for the acquisition of Cellegy by Adamis.  In connection with the merger, Cellegy changed its corporate name to Adamis Pharmaceuticals Corporation. The purpose of this Amendment No. 3 is to provide the financial statements required pursuant to Item 9.01 of this Form.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Adamis Pharmaceuticals Corporation and Subsidiaries Audited Consolidated Financial Statements for the Twelve Months Ended March 31, 2009 and 2008.

 (b) Pro Forma Financial Information

Unaudited Proforma Combined Condensed Consolidated Balance Sheet.  Unaudited Proforma Combined Condensed Consolidated Statement of Operations.

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES
TABLE OF CONTENTS
MARCH 31, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS:

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	F-4

Consolidated Statements of Cash Flows	F-5 - F-6

Notes to the Consolidated Financial Statements	F-7 - F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Adamis Pharmaceuticals Corporation and Subsidiaries
Del Mar, California

We have audited the accompanying consolidated balance sheets of Adamis Pharmaceuticals Corporation and Subsidiaries as of March 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adamis Pharmaceuticals Corporation and Subsidiaries as of March 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has incurred recurring losses from operations and has limited working capital to pursue its business alternatives. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 15. The 2009 and 2008 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Lewin & Co.

GOLDSTEIN LEWIN & CO.
Certified Public Accountants
Boca Raton, Florida
June 30, 2009

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31,
ASSETS	2009	2008
CURRENT ASSETS
Cash	$17,697	$541
Accounts Receivable	136,283	76,270
Inventory, Net	195,167	24,263
Prepaid Expenses and Other Current Assets	4,087	144,221
Assets from Discontinued Operations	350,000	9,626,425
Total Current Assets	703,234	9,871,720
PROPERTY AND EQUIPMENT, Net	31,726	53,980
DEFERRED ACQUISITION COSTS	147,747	101,247
OTHER ASSETS	-	21,871
Total Assets	$882,707	$10,048,818
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts Payable	$972,522	$991,144
Accrued Expenses	723,896	379,982
Liabilities from Discontinued Operations	-	6,246,161
Notes Payable to Related Parties	599,765	1,744,000
Total Current Liabilities	2,296,183	9,361,287
NOTES PAYABLE TO RELATED PARTY	-	500,000
LONG-TERM DEBT, Net of Financing Cost	-	1,680,000
Total Liabilities	2,296,183	11,541,287

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock – Par Value $.0001; 20,000,000 Shares
Authorized; Issued and Outstanding-None	-	-
Common Stock – Par Value $.0001; 100,000,000 Shares Authorized;
36,321,685 and 34,721,110 Issued and Outstanding, Respectively	3,663	3,471
Additional Paid-in Capital	10,763,031	8,788,485
Accumulated Deficit	(12,179,854)	(10,284,425)
Treasury Stock	(316)	-
Total Stockholders' Equity (Deficit)	(1,413,476)	(1,492,469)
	$882,707	$10,048,818

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended March 31,
	2009	2008
REVENUE	$659,538	$621,725

COST OF GOODS SOLD	262,008	348,640
Gross Margin	397,530	273,085

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,852,966	3,775,644
RESEARCH AND DEVELOPMENT	740,437	203,489
GOODWILL IMPAIRMENT	-	3,150,985
Loss from Operations	(5,195,873)	(6,857,033)

OTHER INCOME (EXPENSE)
Interest Income	-	55,998
Interest Expense	(434,933)	(399,031)
Gain on Fixed Asset Disposal	5,766	-
Loss on Deposit	(21,871)	-
Other Income	-	21,050
Total Other Income (Expense)	(451,038)	(321,983)

(Loss) from Continuing Operations	(5,646,911)	(7,179,016)
Income (Loss) from Discontinued Operations	3,751,482	(2,544,111)
Net (Loss)	$(1,895,429)	$(9,723,127)

Basic and Diluted (Loss) Income Per Share:
Continuing Operations	$(0.23)	$(0.40)
Discontinued Operations	0.16	(0.08)

Basic and Diluted (Loss) Per Share	$(0.07)	$(0.48)
Basic and Diluted Weighted Average Shares Outstanding	24,886,573	17,764,606

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional	Accumulated	Treasury
	Shares	Amount	Paid-In Capital	Deficit	Stock	Total

Balance March 31, 2007	19,727,637	$1,972	$1,035,081	$(561,298)	$-	$475,755

Investment in HealthCare Venture Group, Inc.	5,159,807	516	2,579,388	-	-	2,579,904

Investment in International Laboratories, Inc.	2,000,000	200	999,800	-	-	1,000,000

Issuance of Common Stock for Loan Financing
- $0.50 per share	800,000	80	399,920	-	-	400,000

Issuance of Common Stock for Cash - $0.50 per share	6,591,000	659	3,294,841	-	-	3,295,500

Shareholder Loan Beneficial Conversion Feature	-	-	80,000	-	-	80,000

Shareholder Warrant, Unexcercised	-	-	80,000	-	-	80,000

Issuance of Common Stock in Lieu of Interest	50,000	5	24,995	-	-	25,000

Issuance of Common Stock for Cash - $0.75 per share	392,666	39	294,460	-	-	294,499

Net (Loss)	-	-	-	(9,723,127)		(9,723,127)
Balance March 31, 2008	34,721,110	3,471	8,788,485	(10,284,425)	-	(1,492,469)

Issuance of Common Stock for Cash - $0.75 per share	1,339,651	134	1,004,604	-	-	1,004,738

Unexcercised Beneficial Conversion Feature	-	-	(80,000)	-	-	(80,000)

Issuance of Common Stock for Cash - $0.65 per share	76,924	8	49,992	-	-	50,000

Issuance of Common Stock in Lieu of Payments
for Services	500,000	50	999,950	-	-	1,000,000

Purchase of Treasury Stock	(316,000)	-	-	-	(316)	(316)

Net (Loss)	-	-	-	(1,895,429)	-	(1,895,429)
Balance March 31, 2009	36,321,685	$3,663	$10,763,031	$(12,179,854)	$(316)	$(1,413,476)

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2009	2008
Net (Loss) from Continuing Operations	$(5,646,911)	$(7,179,016)
Adjustments to Reconcile Net (Loss) from Continuing Operations to Net
Cash (Used in) Operating Activities:
Deferred Acquisition Cost Amortization	320,000	80,000
Depreciation Expense	19,519	19,798
Gain on Fixed Asset Disposal	(5,766)	-
Goodwill Impairment	-	3,150,985
Interest Expense Converted to Equity	(72,000)	177,000
Inventory Reserve Adjustment	(42,714)	(308,479)
Issuance of Stock in Lieu of Services	1,000,000	-
Loss on Deposit	21,871	-
Sales Returns Reserve Adjustment	(120,712)	(137,326)
Change in Assets and Liabilities:
(Increase) Decrease in:
Accounts Receivable	(60,013)	61,948
Interest Receivable	-	29,699
Inventory	(128,190)	321,589
Prepaid Expenses and Other Current Assets	140,134	(22,306)
Other Assets	-	571
Deferred Acquisition Costs	(46,500)	(101,247)
Increase (Decrease) in:
Accounts Payable	(18,623)	723,345
Accrued Expenses	464,627	292,482
Net Cash (Used in) Operating Activities from Continuing Operations	(4,175,278)	(2,890,957)
Net Cash (Used in) Operating Activities from Discontinued Operations	(811,960)	(978,017)
Net Cash (Used in) Operating Activities	(4,987,238)	(3,868,974)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash Acquired in HealthCare Ventures Group, Inc. Acquisition	-	12,611
Cash Received from Sale of International Laboratories, Inc.	2,304,000	-
International Laboratories, Inc. Obligation Repayments	4,322,082	-
Sale of Property and Equipment	8,501	-
Purchases of Property and Equipment	-	(1,500)
Net Cash Provided by Investing Activities from Continuing
Operations	6,634,583	11,111
Net Cash (Used in) Investing Activities from Discontinued Operations	(862,122)	(3,946,358)
Net Cash Provided by (Used in) Investing Activities	5,772,461	(3,935,247)
CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in Subscriptions Receivable	-	126,000
Payments of Notes Payable to Related Parties	(1,752,316)	(100,000)
Payments of Loans Payable	(2,000,000)	-
Proceeds from Issuance of Common Stock	1,054,738	3,589,999
Proceeds from Issuance of Loans Payable	-	2,000,000
Proceeds from Issuance of Notes Payable to Related Parties	99,765	910,000
Proceeds from Issuance of Notes Payable to Shareholders	-	1,242,000
Net Cash (Used in) Provided by Financing Activities from Continuing Operations	(2,597,813)	7,767,999
Net Cash Provided by Financing Activities from Discontinued Operations	1,829,746	-
Net Cash (Used in) Provided by Financing Activities	(768,067)	7,767,999
Increase (Decrease) in Cash	17,156	(36,222)
Cash:
Beginning	541	36,763
Ending	$17,697	$541

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	March 31, 2009	March 31, 2008
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid for Interest	$355,465	$86,193

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND
INVESTING ACTIVITIES
Stock Issued to Acquire HealthCare Ventures Group, Inc. (Note 2)	$-	$2,579,904
Stock Issued to Acquire International Laboratories, Inc. (Note 2)	$-	$1,000,000
Stock Issued as Loan Acquisition Cost (Note 9)	$-	$400,000
Stock Warrant Issued (Note 8)	$-	$80,000
Capital from Beneficial Conversion Feature (Note 8)	$(80,000)	$80,000
Stock Issued for Interest (Note 12)	$-	$25,000
Stock Issued for Services (Note 12)	$1,000,000	$-

NOTE 1:	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Nature of Business

Adamis Pharmaceuticals Corporation and Subsidiaries is comprised of the following companies: Adamis Pharmaceuticals Corporation, Adamis Viral Therapies, Inc., Adamis Laboratories, Inc., and International Laboratories, Inc. (collectively “Adamis Pharmaceuticals”, the “Company”, “we”, “our”). The Company’s strategic objective is to build a publicly-held company that combines the financial stability and sales force of a specialty pharmaceutical company with the near-term development of biopharmaceutical products (Note 16).

Adamis Pharmaceuticals Corporation was established under the laws of the State of Delaware on June 6, 2006 and has devoted substantially all its efforts to establishing a new business. Adamis Viral Therapies, Inc. was established under the laws of the State of Delaware on March 23, 2007, and was merged into Adamis Pharmaceuticals Corporation, the surviving entity, on March 30, 2007. The merged company changed its name to Adamis Viral Therapies, Inc. (“Viral”) on March 30, 2007. Viral had no activity during the periods ended March 31, 2009 and 2008.

Adamis Holding Corporation was established under the laws of the State of Delaware on March 23, 2007. Adamis Holding Corporation changed its name to Adamis Pharmaceuticals Corporation on March 30, 2007. Viral transferred all of its authorized and outstanding shares of stock to Adamis Pharmaceuticals Corporation on March 30, 2007.

Adamis Laboratories, Inc. (formally known as HealthCare Ventures Group, Inc.) was established under the laws of the State of Delaware on September 2, 2005, and was acquired by the Company on April 23, 2007 (Note 2). On April 24, 2007, Healthcare Ventures Group, Inc. changed its name to Adamis Laboratories, Inc. (“Adamis Labs”). Adamis Labs is a distributor of respiratory products.

International Laboratories, Inc. (“INL”) was incorporated in the State of Florida in March 1981. INL’s operations consist of the packaging of prescription and non-prescription pharmaceutical and nutraceutical goods mainly for a major retailer (Notes 2 and 3).

Effective April 1, 2009, upon the merger with Cellegy Pharmaceuticals, Inc. (Note 16), the Company changed its name to Adamis Corporation.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include Adamis Pharmaceuticals and its wholly- owned subsidiaries, Adamis Labs and INL. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 1:	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statement.  Actual results could differ from those estimates, and the differences could be material.

Long-Lived Assets

The Company periodically assesses whether there has been permanent impairment of its long-lived assets held and used in accordance with Statement of Financial Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 requires the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.   Recoverability of assets to be held and used is measured by comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated from the use and eventual disposition of the asset.

Discontinued Operations

As discussed in Note 3, the results of operations for the years ended March 31, 2009 and 2008, and the assets and liabilities at March 31, 2009 and 2008, related to INL have been accounted for as discontinued operations in accordance with SFAS No. 144. There were no operations or related assets and liabilities of INL in the accompanying consolidated financial statements of prior periods.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents.  The Company had no cash equivalents at March 31, 2009 and 2008.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability approach, deferred taxes are provided for the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established where management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized.

On April 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty on Income Taxes, and Interpretation of SFAS No. 109, Accounting for Income Taxes, which clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet and the measurement

NOTE 1:                      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return, and did not have a material impact on the Company’s liability for unrecognized tax benefits.

Revenue Recognition

Our primary customers are pharmaceutical wholesalers. In accordance with our revenue recognition policy, revenue is recognized when title and risk of loss are transferred to the customer, the sale price to the customer is fixed and determinable, and collectability of the sale price is reasonably assured. Reported revenue is net of estimated customer returns and other wholesaler fees. Our policy regarding sales to customers is that we do not recognize revenue from, or the cost of, such sales, where we believe the customer has more than a demonstrably reasonable level of inventory. We make this assessment based on historical demand, historical customer ordering patterns for purchases, business considerations for customer purchases and estimated inventory levels. If our actual experience proves to be different than our assumptions, we would then adjust such allowances accordingly.

We estimate allowances for revenue dilution items using a combination of information received from third parties, including market data, inventory reports from our major U.S. wholesaler customers, when available, historical information and analysis that we perform. The key assumptions used to arrive at our best estimate of revenue dilution reserves are estimated customer inventory levels and purchase forecasts provided. Our estimates of inventory at wholesaler customers and in the distribution channels are subject to the inherent limitations of estimates that rely on third-party data, as certain third-party information may itself rely on estimates, and reflect other limitations. We believe that such provisions are reasonably ascertainable due to the limited number of assumptions involved and the consistency of historical experience.

Fair Value of Financial Instruments

Effective April 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurement. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually.  Accordingly, the Company adopted the provisions of SFAS No. 157 with respect to only its financial assets and financial liabilities. The adoption of SFAS No. 157 did not impact the Company’s results of operations, but rather, provided the Company with a framework for measuring fair value and enhanced the Company’s disclosures about fair value measurements.

Under SFAS No. 157, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

NOTE 1:                      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (Continued)

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities and debt approximated fair value due to the short maturity of the instruments. Therefore, the adoption of SFAS No. 157 did not have a material impact on its financial position, results of operations and cash flows for the year ended March 31, 2009.

Inventory

Inventory, consisting of allergy and respiratory products, is recorded at the lower of cost or market, using the weighted average method.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The costs of leasehold improvements, if any, are amortized over the lesser of the lease term or the life of the improvement, if shorter.

Estimated useful lives used to depreciate property and equipment are as follows:
Estimated Useful
Lives in Years
Office Furniture and Equipment	7
Computer Equipment and Software	3
Vehicles	3

Deferred Acquisition Costs

The Company incurred certain professional fees associated with specific potential acquisition targets. These costs, should the acquisition occur, will be capitalized as part of the purchase price paid for the acquisition. Should the acquisition not occur, the Company will expense these costs when that determination occurs (Note 16).

Accounts Receivable, Allowance for Doubtful Accounts and Sales Returns

Trade accounts receivable are stated net of an allowance for doubtful accounts.  The Company estimates an allowance based on its historical experience of the relationship between actual bad debts and net credit sales.  At March 31, 2009 and 2008, no allowance for doubtful accounts was recorded.

The Company has established an allowance for sales returns based on management’s best estimate of probable loss inherent in the accounts receivable balance.  Management determines the allowance based on current credit conditions, historical experience, and other currently available information. The allowance for sales returns was $19,501 and $21,022 at March 31, 2009 and 2008, respectively, and is included in accrued expenses on the consolidated balance sheets.

NOTE 1:                      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Registration Payment Arrangements

The Company accounts for registration payment arrangements under FASB Staff Position EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” FSP EITF 00-19-2 was issued in December 2006. Early adoption of FSP EITF 00-19-2 is permitted and the Company adopted FSP EITF 00-19-2 effective January 3, 2007. At March 31, 2009, the Company has no accrued estimated penalty. (Notes 10 and 13)

Research and Development

The Company accounts for research and development costs in accordance with SFAS No. 2, Accounting for Research and Development Costs (“SFAS No. 2”) and Emerging Issues Task Force (“EITF”) Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities (“EITF Issue No. 07-3”). Under SFAS No. 2, research and development costs are expensed as incurred. EITF Issue No. 07-3 requires non-refundable advance payments for goods and services to be used in future research and development activities to be recorded as an asset and expensing the payments when the research and development activities are performed.

Research and development costs, which primarily consist of salaries, contractor fees, facility and building costs, utilities, administrative expenses and other corporate costs, expensed in accordance with such pronouncements were $740,437 and $203,489 for the years ended March 31, 2009 and 2008, respectively. Expenses related to outside contractors for development of the Epinephrine Syringe (“epi”) were $135,634 and $150,000 for the years ended March 31, 2009 and 2008, respectively. Non-refundable advanced payments used and expensed during the years ended March 31, 2009 and 2008 were $225,459 and $0, respectively. Non-refundable advanced payments for products to be used in the development of EPI were $0 and $39,769 at March 31, 2009 and 2008, respectively.

Expenses related to outside contractors for the development of influenza technology were $379,344 and $50,000 for the years ended March 31, 2009 and 2008, respectively.

Shipping and Handling

Shipping and handling costs are included in selling, general and administrative expenses. Shipping and handling costs were $13,651 and $23,046 for the years ended March 31, 2009 and 2008, respectively.

Advertising Expenses

Advertising costs are expensed as incurred as set forth in Statement of Position (“SOP”) No. 93-7, “Reporting on Advertising Costs.” The Company incurred $2,848 and $0 of advertising expense for the years ended March 31, 2009 and 2008, respectively.

NOTE 1:	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share," under the provisions of which basic loss per share is computed by dividing the loss attributable to holders of common stock for the period by the weighted average number of shares of common stock outstanding during the period. Since the effect of common stock equivalents was anti-dilutive, all such equivalents were excluded from the calculation of weighted average shares outstanding. There were 1,000,000 outstanding warrants at March 31, 2009 and 2008.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”), which establishes the principles and requirements for how an acquirer: (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; (3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination; and (4) requires acquisition costs incurred prior to acquisition to be expensed rather than deferred. SFAS No. 141(R) replaces SFAS No. 141. SFAS No. 141(R) is effective in fiscal years beginning after December 15, 2008. The Company has noted that under the provisions of SFAS No. 141(R), $147,747 and $101,247 capitalized as deferred acquisition costs at March 31, 2009 and 2008, respectively, would be expensed.

In February 2008, the FASB issued FSP SFAS No. 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions" (“FSP SFS No. 157-1”), and FSP SFAS No. 157-2, "Effective Date of FASB Statement No. 157" (“FSP SFAS No. 157-2”). FSP SFAS No. 157-1 removes leasing from the scope of SFAS No. 157. FSP SFAS No. 157-2 delays the effective date of SFAS No. 157 for the Company from its fiscal 2009 to 2010 year for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company does not expect that its adoption of the provisions of FSP SFAS No. 157-1 and FSP SFAS No. 157-2 will have a material effect on its financial condition, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which establishes accounting and recording standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary to make them consistent with the requirements of SFAS No. 141(R). SFAS No. 160 is effective in fiscal years beginning after December 15, 2008. The Company does not expect that its adoption of the provisions of SFAS No. 160 will have a material effect on its financial condition, results of operations or cash flows.

NOTE 1:                      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In June 2007, the FASB ratified EITF Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities.” EITF Issue No. 07-3 requires non-refundable advance payments for goods and services to be used in future research and development activities to be recorded as an asset and expensing the payments when the research and development activities are performed. EITF Issue No. 07-3 applies prospectively for new contractual arrangements entered into in fiscal years beginning after December 15, 2007. The Company currently recognizes these non-refundable advanced payments as an asset upon payment, and expenses costs as goods are used and services are provided.

NOTE 2:                      ACQUISITIONS

Acquisition of HealthCare Ventures Group, Inc.

On April 23, 2007, the Company acquired all of the outstanding shares of HealthCare Ventures Group, Inc. in exchange for 5,159,807 shares of common stock valued at $0.50 per share, or approximately $2.6 million (the “HVG Acquisition”). The purchase agreement provides for an additional 7,451,304 restricted shares held in escrow with issuance conditional upon future earnings targets, 719,019 of which were subsequently cancelled. The acquired company’s name was changed to Adamis Labs.

The HVG Acquisition was accounted for as a business combination using the purchase method of accounting under the provisions of SFAS No. 141. Accordingly, the results of Adamis Labs’s operations have been included in the consolidated financial statements from the date of acquisition. The allocation of consideration for acquisitions requires extensive use of accounting estimates and management’s judgment to allocate the purchase price of tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values. Management believes fair values assigned to the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

NOTE 2:                      ACQUISITIONS (CONTINUED)

Acquisition of HealthCare Ventures Group, Inc. (Continued)

The purchase price for the HVG Acquisition was allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, with the excess being allocated to intangible assets, as follows:

Cash	$12,611
Accounts Receivable	138,218
Inventory	37,373
Prepaid and Other Current Assets	71,915
Property	69,645
Other Assets	22,442
Intangibles	3,150,985
Accounts Payable	(148,657)
Accrued Liabilities	(191,611)
Interest Payable	(33,017)
Loan Payable	(550,000)

Net Assets Acquired	$2,579,904

During the year ended March 31, 2008, the Company recorded an impairment charge related to the intangible asset (consisting primarily of a distribution network) associated with the transaction that the Company determined had no remaining value.

The following table represents summarized financial information of the results of operations included in the Consolidated Statement of Operations for the years ended March 31, 2009 and 2008, respectively:

	2009	2008
Revenue, net	$659,538	$621,725
Operating Loss	$(1,760,599)	$(5,060,544)
Net Loss from Operations	$(1,788,033)	$(5,039,494)

Acquisition of International Laboratories, Inc.

On December 31, 2007, the Company acquired all of the outstanding shares of INL in an all stock transaction for 2,000,000 shares of common stock valued at $0.50 per share, or $1.0 million (the “INL Acquisition”). The purchase agreement provided for an additional 8,000,000 restricted shares to be held in escrow with issuance conditional upon future earnings targets (Note 3).

NOTE 2:                      ACQUISITIONS (CONTINUED)

Acquisition of International Laboratories, Inc. (Continued)

The INL Acquisition was accounted for as a business combination using the purchase method of accounting under the provisions of SFAS No. 141. Accordingly, the results of International Laboratories, Inc.’s operations have been included in the consolidated financial statements beginning December 31, 2007. The allocation of consideration for acquisitions requires extensive use of accounting estimates and management judgment to allocate the purchase price of tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values. Management believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

The purchase price for the INL Acquisition was allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, with the excess being allocated to intangible assets, as Management deems a significant customer agreement with a finite term as the value purchased. The customer agreement was with a major retailer, and without such agreement Adamis would not have acquired INL. The length of the agreement at the time of INL’s purchase was in excess of two and one-half years.

The purchase price was allocated as follows:

Cash and Cash Equivalents	$219,321
Accounts Receivable	707,101
Prepaid Expenses and Other Current Assets	29,155
Inventory	305,723
Property	434,935
Intangible Asset Acquired	6,328,704
Accounts Payable	(1,757,312)
Accrued Liabilities	(282,307)
Deferred Revenue	(114,437)
Current Portion of Long-Term Debt	(151,930)
Long-Term Debt	(4,718,953)
Net Assets Acquired	$1,000,000

The customer agreement valued as the acquired intangible asset had a remaining term of 2.5 years at the acquisition date. Amortization of the intangible asset recorded during the years ended March 31, 2009 and 2008 was $759,444 and $632,870, respectively.

Subsequent to year-end, INL was sold. Accordingly, the assets, liabilities, and results from operations are classified as discontinued operations in the consolidated financial statements (Note 3).

NOTE 3:                      DISCONTINUED OPERATIONS

Effective July 18, 2008, the Company’s packaging division (INL) (Note 2) was sold for $2,654,000. On the closing date, $2,154,000 was paid to a lender (investor – Note 10) to retire long-term debt. Additionally, $500,000 of the purchase price was held in escrow to secure any of the Company’s indemnification obligations (Note 12). In addition, INL repaid loans and accrued interest of $4,630,813 to Adamis Pharmaceuticals; however, the Company forgave $570,618 of outstanding loans to INL. The 8,000,000 shares of common stock held in escrow in connection with the Company’s purchase of INL were released and cancelled in conjunction with the sale agreement.

In May 2009, INL settled litigation with MBA Marketing, LLC, in which INL was the defendant, awarding the plaintiff $150,000 (Note 12). The settlement was included as an indemnity obligation in the purchase agreement, and reduces the purchase price, cash held in escrow and related receivable.

The following table presents information regarding the calculation of the gain from the sale of INL:

Sale Price - Imperium note payment	$2,154,000
Sale Price - Cash held in Escrow	350,000
Total Sale Price	2,504,000

INL Assets	9,615,763
INL Liabilities	(13,470,365)
Net Liabilities	(3,854,602)

Amount of inter-company loan not paid by Buyer	570,618

Total Basis	(3,283,984)

Gain on Sale	$5,787,984

Operating loss from INL from the acquisition date through disposal, excluding the gain on sale, was $4,580,613.

Total income from discontinued operations for year ended March 31, 2009 was $3,751,482, and total loss from discontinued operations for the year ended March 31, 2008 was $2,544,111.

NOTE 3:                      DISCONTINUED OPERATIONS (CONTINUED)

The following table presents the major classes of assets and liabilities that have been presented as assets and liabilities of discontinued operations at:

	March 31, 2009	March 31, 2008
Cash and Cash Equivalents	$-	$144,490
Purchase Price Held in Escrow	350,000	-
Accounts Receivable	-	1,361,973
Prepaid Expenses and Other Current Assets	-	12,634
Inventory	-	464,887
Property	-	1,946,607
Long-Term Assets	-	5,695,834

Total Assets from Discontinued Operations	$350,000	$9,626,425
Accounts Payable	$-	$2,957,629
Accrued Liabilities	-	455,456
Accrued Interest	-	2,036
Deferred Revenue	-	381,193
Debt	-	2,449,847

Total Liabilities from Discontinued Operations	$-	$6,246,161

NOTE 4:                      FACTOR AGREEMENT

On January 22, 2009, the Company entered into a one-year factoring and security agreement with a third party. The agreement provides for a maximum funding amount of $300,000. The agreement stipulates an initial and periodic (5 days) factoring fee of .375%. The Company may take advances of 80% of the net factored accounts. The Company had a factor receivable of $11,528 at March 31, 2009.

NOTE 5:                      CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of cash, accounts receivable, purchases and accounts payable.

Cash

The Company at times may have cash in excess of the Federal Deposit Insurance Corporation (“FDIC”) limit.  The Company maintains its cash with larger financial institutions. The Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

NOTE 5:                      CONCENTRATIONS OF CREDIT RISK (CONTINUED)

Sales and Accounts Receivable

The Company is dependant on a limited number of customers for a significant portion of its revenue. During the year ended March 31, 2009, the Company’s two largest customers, Customers A and B accounted for approximately 37% and 19%, respectively, of the Company’s net sales.  During the year ended March 31, 2008, these two customers accounted for approximately 35% and 38% respectively, of the Company’s net sales. During the year ended March 31, 2008 the Company had a third Customer C that accounted for approximately 11% of Company’s net sales.

The Company grants credit to customers, substantially all of whom are pharmaceutical distribution and medical parties located throughout the United States.  The Company typically does not require collateral from customers. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Accounts receivable from Customer A amounted to approximately 72% of Company’s accounts receivable at March 31, 2009. The Company had no accounts receivable from Customer B at March 31, 2009. Accounts receivable from Customers A amounted to approximately 30% of total accounts receivable at March 31, 2008.

Trade accounts receivable were $124,755 and $76,270 at March 31, 2009 and 2008 respectively.

Trade accounts receivable do not include factor receivable of $11,528 and $0 at March 31, 2009 and 2008 respectively.
Purchases and Accounts Payable

The Company had no outstanding balance greater than 10% of total accounts payable at March 31, 2009 and 2008.

The Company is dependant on a limited number of vendors for a significant portion of its trade purchases. The Company had one vendor that comprised 98% and 13% of the total trade purchases during the years ended March 31, 2009 and 2008, respectively.

NOTE 6:                      INVENTORY

Inventory consists of the following at March 31, 2009 and 2008, respectively:

	2009	2008
Respiratory and Allergy Products	$52,843	$104,151
Less: Obsolescence Reserve	(37,175)	(79,888)
Respiratory and Allergy Products, Net	15,668	24,263
Pre-Launch epi Inventory	179,499	-
Inventory, Net	$195,167	$24,263

NOTE 7:                      PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at March 31, 2009 and 2008 consists of the following:

	2009	2008
Prepaid Insurance	$3,452	$64,755
Prepaid Rent	635	39,697
Prepaid Inventory	-	39,769
	$4,087	$144,221

Prepaid inventory at March 31, 2008 consists of supplies valued at a cost of $39,769, which was used for epi research, development and testing.  The remaining amount is expected to be sold upon the launch of the epi product, and is now recorded as pre-launch inventory (Note 6).

NOTE 8:                      PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at March 31, 2009 and 2008:

	2009	2008
Office Furniture and Equipment	$128,738	$133,038
Computer Equipment	22,707	22,707
Computer Software	59,639	59,639
Vehicles	-	13,500
	211,084	228,884
Less: Accumulated Depreciation	(179,358)	(174,904)
	$31,726	$53,980

NOTE 9:                      NOTES PAYABLE TO RELATED PARTIES

The Company had notes payable to related parties amounting to $599,765 and $2,244,000 at March 31, 2009 and 2008, respectively, which bear interest at various rates between 10% and 12%. All of the notes payable were from related parties and $480,000 at March 31, 2008 were not collateralized. The remaining notes were collateralized by the Company’s assets or optional conversion features. The Company retired $1,744,000 of the notes payable in July 2008.

On November 15, 2007, the Company issued a convertible promissory note to a shareholder for $1,000,000 (included in the amounts above) that bore interest at 10% per annum, matured on April 15, 2008, and granted a warrant, that expires on November 15, 2012, to issue 1,000,000 shares of the Company’s common stock with an exercise price of $0.50 per share.

NOTE 9:                      NOTES PAYABLE TO RELATED PARTIES (CONTINUED)

The warrant also includes piggyback registration rights in the event the Company files a registration statement with the Securities and Exchange Commission (“SEC”) subsequent to exercise of the warrant. The Company determined the present value of the warrant at the grant date to be $0.42 per share using the Black-Scholes method, assuming 0.10% volatility, 0.00% dividend rate, and a discount rate of 3.67%.

The difference between the present value and the exercise price for the warrants, or $80,000, was recorded as additional paid-in capital and a discount to the note payable, and was accreted on a straight-line basis as interest expense over the term of the note. The balance of the discount was $8,000 at March 31, 2008.

The note also contained a conversion feature that extends the shareholder the right to convert the note into $1,000,000 of the Company’s common stock at a rate of $0.50 per share, or 2,000,000 shares. The conversion of the $1,000,000 note, net of the $80,000 discount, or $920,000, into 2,000,000 shares at a net value of $0.46 per share results in a beneficial conversion. Accordingly, the benefit per share was recorded as additional paid-in capital and a one-time interest charge of $80,000.

The effective interest rate of the note considering the attached warrant and beneficial conversion feature is 39.6%.

The note and accrued interest were retired on July 21, 2008, subsequent to the stated April 15, 2008 maturity date. The Company continued to pay interest through the retirement of the note, and there were no other penalties required by the lender resulting from the default. The additional paid-in capital recorded as a result of the beneficial conversion feature was reversed as the feature was not exercised.

On February 12, 2008, the Company issued a convertible promissory note to Cellegy Pharmaceuticals, Inc. (“Cellegy”) for $500,000 (included in the above amount) that bears interest at 10% per annum, with an original maturity date of June 12, 2009. The conversion feature extends to Cellegy the right to convert the principal amount of the note and accrued interest into shares of the Company’s common stock at the fair market value at the time of the note, or $0.50 per share, in the event that the effective date of the merger between Cellegy and the Company precedes the stated maturity date or an event of default. The merger became effective April 1, 2009 (Note 16).

On December 23, 2008, January 8, 2009, and March 10, 2009, the Company issued promissory notes to a shareholder for a total of $99,765 that bear interest of 10% with all principal and interest due on the maturity dates of December 31, 2009, January 8, 2010, and March 10, 2010, respectively.

NOTE 10:                      LONG-TERM DEBT

Long-term debt at March 31, 2008 consisted of two $1,000,000 notes payable to an investor.  The Notes bore interest at 12% and are due on April 1, 2009 and April 10, 2009, respectively.  The investor was also issued 800,000 shares of the Company’s stock as a condition to issue the debt, valued at $0.50 per share, or $400,000, recorded as deferred financing costs, which was amortized using the straight-line method over the term of the note. Unamortized financing costs at March 31, 2009 and 2008 amounted to $320,000 and $0, respectively (Note 12).

NOTE 10:                      LONG-TERM DEBT (CONTINUED)

On July 18, 2008, the Company retired all of its long-term debt plus accrued interest and early payment penalties of $154,000 in connection with the sale of INL. The remaining balance of the unamortized financing costs was charged to interest as a result of the retirement.

NOTE 11:                      LICENSE AGREEMENTS

On July 28, 2006, the Company entered into a nonexclusive, royalty free license agreement with an entity for the technology used to research and develop new viral therapies, and an exclusive royalty-bearing license requiring a small percentage of revenue received by the Company on future products developed and sold with a payment cap of $10,000,000. The Company paid the entity an initial license fee and granted one of the entity’s officers the right to purchase 1,000,000 Founder’s shares in the Company at price of $0.001 pursuant to a separate stock purchase agreement. The Company also granted the entity a royalty-free non-exclusive license to use any improvements made on the existing technology for research purposes only. The Company and the entity have the right to sublicense with written permission of each party. In the event that the entity sublicenses or sells the improved technology to a third party, then a portion of the total payments, to be decided by mutual agreement, will be due to the Company.

The Company is obligated to make the following milestone payments to the entity based on commencement of various clinical trials and submissions of an application to the FDA for regulatory approval:

Amount	Date due
$50,000	Within 30 days of commencement of Phase I/II clinical trial.
50,000	Within 30 days of commencement of a separate Phase II trial as required by the FDA.
300,000	Within 30 days of commencement of a Phase III trial.
500,000	Within 30 days of submission of a biological license application or a new drug application with the FDA.

The total milestone payments are not to exceed $900,000 and can only be paid one time and will not repeat for subsequent products. At March 31, 2009, no milestones have been achieved.

The agreement will remain in effect as long as the patent rights remain in effect. Adamis has the right to terminate the agreement if it is determined that no viable product can come from the technology. Adamis would be required to transfer and assign all filings, rights and other information in its control if termination occurs. Adamis would retain the same royalty rights for license, or sublicense, agreements if the technology is later developed into a product. Either party may terminate the license agreement in the

NOTE 11:                      LICENSE AGREEMENTS (CONTINUED)

event of a material breach of the agreement by the other party that has not been cured or corrected within 90 days of notice of the breach.

On September 22, 2006, the Company entered into an agreement with an entity to manufacture an influenza vaccine for the Company. The agreement requires the Company to pay $70,000 upon commencement of the project, followed by monthly payments based upon services performed until the project is complete. No product has been manufactured and no payments have been made at March 31, 2009. Once the project begins, the total payments will aggregate $283,420. The project has an open ended start time. Adamis may terminate the agreement upon notice to the other party, reimbursing the other party for non cancellable materials and supplies ordered, and work in progress, through the date of the termination.

NOTE 12:                      COMMITMENTS AND CONTINGENCIES

Contingencies

In conjunction with the issuance of the long-term debt and private placement of 800,000 shares of Common Stock to one investor (Notes 9 and 10), the Company entered into a registration rights agreement on December 21, 2007, which required the Company to file a registration statement for the resale of the common shares. The Company must file a registration statement within one year of the first closing date (December 21, 2007). The Company must also use its best efforts to have the registration statement declared effective within 90 days of the filing with the Securities and Exchange Commission (“SEC”). In addition, the Company must use its best efforts to maintain the effectiveness of the registration statement until all common shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act.

If the registration statement is not filed or declared effective within the allowable time frame or the Company cannot maintain its effectiveness, the Company must pay partial liquidated damages in cash to the investor amounting to $30,000 for each 30 day period that the Registration default remains uncured up to a cumulative amount of $200,000.  This obligation of the Company is to cease if certain terms related to these shares in conjunction with the merger are satisfied. The merger transaction was completed April 1, 2009 (Note 16).

Litigation

INL was a party in a State of Florida 6th Judicial Circuit action styled MBA MARKETING, LLC d/b/a EXPRESS PERSONNEL SERVICES, a Florida limited liability company v. INTERNATIONAL LABORATORIES, INC., a Florida for profit corporation CASE NO.: 08-4941 CI 19. The claim was settled in May 2009, granting the plaintiff $150,000, which the Company must deliver in two payments of $75,000 within 75 days and 90 days, respectively, of the settlement agreement. This amount is to be repaid from assets of discontinued operations held in escrow (Note 3).

NOTE 13:                      CAPITAL STRUCTURE

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock with a par value of $0.0001 per share.

In April 2007, the Company issued 5,159,807 shares of its common stock in exchange for all of the outstanding shares of HVG at $0.50 per share (Note 2). The Company had repurchase options related to 1,000,000 of the shares, of which 684,000 have lapsed. The remaining 316,000 were exercised by the Company and repurchased at $.001 per share per the repurchase agreement.

In November 2007, 669,019 shares of the Company’s common stock were reissued to executives of the Company with various repurchase rights, which are not included in the calculation of weighted average shares outstanding.

In November 2007, the Company issued 50,000 shares of its common stock at $0.50 per share in lieu of interest associated with an outstanding loan.

In December 2007, the Company issued 800,000 of its common stock at $0.50 per share as costs to obtain long-term debt (Note 10).

In December 2007, the Company issued 2,000,000 shares of its common stock in exchange for all of the outstanding shares of INL at $0.50 per share.

On various dates during 2007, the Company sold 6,591,000 shares of its common stock valued at $0.50 per share, or $3,295,500, in a private placement.

On various dates during the period ended March 31, 2008, the Company sold 392,666 shares of its common stock valued at $0.75, or $294,499, in a private placement.

On various dates during the period ended March 31, 2009, the Company sold 1,339,651 shares of its common stock valued at $0.75, or $1,004,738, in a private placement.

On various dates during the period ended March 31, 2009, the Company sold 76,924 shares of its common stock valued at $0.65, or $50,000, in a private placement.

In December 2008, The Company issued 500,000 shares of its common stock as payment for past consulting services. According to the consulting agreement, the stock is guaranteed to have a value of $1,000,000 within ten business days of the agreement’s anniversary on March 20, 2010, and is non-refundable. Therefore, the Company may be required to issue additional shares of common stock to the consultant if the value of the 500,000 shares issued is less than $1,000,000 on such date.

NOTE 14:                      INCOME TAXES

The Company did not elect to file consolidated tax returns. Accordingly, the deferred tax assets for each of the consolidated companies can only be used to offset future tax expense of the respective company.

The benefit for income taxes from continuing operations consists of the following for the years ended March 31, 2009 and 2008:

	2009	2009	2008	2008
	Adamis Pharmaceuticals	Adamis Labs	Adamis Pharmaceuticals	Adamis Labs
Current	$-	$-	$-	$-
Deferred	(188,000)	(793,000)	(606,000)	(741,000)

Total	(188,000)	(793,000)	(606,000)	(741,000)
Change in Valuation Allowance	188,000	793,000	606,000	741,000

Tax Benefit, net	$-	$-	$-	$-

At March 31, 2009 and 2008, the significant components of the deferred tax assets from continuing operations are summarized below:

	2009	2009	2008	2008
	Adamis Pharmaceuticals	Adamis Labs	Adamis Pharmaceuticals	Adamis Labs
Net Operating Loss Carryforwards	$1,051,000	$1,559,000	$812,000	$843,000
Deferred Tax Assets	135,000	210,000	128,000	133,000
Deferred Tax (Liabilities)	(181,000)	-	(123,000)	-

Net Deferred Tax Assets	1,005,000	1,769,000	817,000	976,000
Less Valuation Allowance	(1,005,000)	(1,769,000)	(817,000)	(976,000)

Net Deferred Tax Assets	$-	$-	$-	$-

We have determined at March 31, 2009 and 2008 that a full valuation allowance would be required against all of our operating loss carryforwards and deferred tax assets that we do not expect to be utilized by deferred tax liabilities.

NOTE 14:                      INCOME TAXES (CONTINUED)

The following table reconciles our losses from continuing operations before income taxes for the years ended March 31, 2009 and 2008:

		2009	2009	2008	2008
		Adamis Pharmaceuticals	Adamis Labs	Adamis Pharmaceuticals	Adamis Labs
Income (Loss) from Continuing Operations		$1,919,000	$(1,778,000)	$(2,165,000)	$(5,014,000)
Permanent Differences:
Goodwill Impairment		-	-	-	3,151,000
Non-Cash Interest		248,000	-	257,000	-
Non-Cash Services		1,000,000
INL Gain		(4,064,000)
Meals and Entertainment		-	3,000	64,000	14,000
		$(897,000)	$(1,775,000)	$(1,844,000)	$(1,849,000)

Federal Statutory Rate	34.00%	$652,000	$(605,000)	$(736,000)	$(1,705,000)
State Income Tax, net of Federal Tax	3.63%	70,000	(65,000)	(79,000)	(182,000)
Intercompany Eliminations	37.63%	353,000	(124,000)	88,000	(45,000)
Permanent Differences	37.63%	(1,263,000)	1,000	121,000	1,191,000
Change in Valuation Allowance		188,000	793,000	606,000	741,000

Expected Tax Benefit		$-	$-	$-	$-

We paid no income tax during the years ended March 31, 2009 and 2008. We do not expect to pay income tax in the fiscal year ending March 31, 2009. Utilization of certain of the loss carryforward under Internal Revenue Code Section No. 382 may be limited.

NOTE 15:       GOING CONCERN

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the accompanying consolidated financial statements, the Company has sustained substantial losses from continuing operations since inception and has not introduced new revenue producing products since inception. In addition, the Company has used, rather than provided, cash in its continuing operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan in this regard to obtain additional working capital through debt and equity financings. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.
.

NOTE 16:                      SUBSEQUENT EVENT

Merger with Cellegy

The Company entered into a merger agreement on February 12, 2008 with Cellegy. The stockholders of Cellegy and the Company approved the merger transaction and related matters at an annual meeting of Cellegy’s stockholders and at a special meeting of Adamis stockholders each held on March 23, 2009. On April 1, 2009, Cellegy completed the merger transaction with the Company. In connection with the closing of the merger transaction, the Company’s $500,000 promissory note converted into shares of the Company’s stock, and these shares were immediately cancelled in accordance with the underlying note payable (Note 9).

In connection with the consummation of the merger and pursuant to the terms of the Merger Agreement, Cellegy changed its name from Cellegy Pharmaceuticals, Inc. to Adamis Pharmaceuticals Corporation, and the Company changed its corporate name to Adamis Corporation.

Pursuant to the terms of the Merger Agreement, immediately before the consummation of the merger Cellegy affected a reverse stock split of its common stock. Pursuant to this reverse stock split, each 9.929060333 shares of common stock of Cellegy that were issued and outstanding immediately before the effective time of the merger was converted into one share of common stock and any remaining fractional shares held by a stockholder (after the aggregating fractional shares) were rounded up to the nearest whole share (the “Reverse Split”).

As a result, the total number of shares of Cellegy that were outstanding immediately before the effective time of the merger were converted into approximately 3,000,000 shares of post-Reverse Split shares of common stock of the Company. Pursuant to the terms of the Merger Agreement, at the effective time of the merger, each share of the Company’s common stock that was issued and outstanding immediately before the effective time of the merger ceased to be outstanding and was converted into the right to receive one share of common stock of Cellegy.

During 2008, the Cellegy’s common stock traded on the OTCBB under the symbol “CLGY.OB.”  In April, 2009, and following the merger with Cellegy and the change of Cellegy’s corporate name, the trading symbol for the common stock changed to “ADMP”.

Also in connection with the closing of the merger, Cellegy amended its certificate of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 175,000,000 and the authorized number of shares of preferred stock from 5,000,000 to 10,000,000.

The assets acquired and liabilities assumed of Cellegy at April 1, 2009 are summarized as follows:

Current Assets	$91,000
Other Assets	557,000
Current Liabilities	504,000
Notes Payable Long-Term	778,000

Other assets includes $500,000, plus accrued interest, due from the Company.

The cost of the acquisition* to Adamis is equal to Cellegy’s stockholders’ deficit, which was approximately $1,191,000 at March 31, 2009.

*Cost of acquisition does not include deferred acquisition costs at March 31, 2009, as the merger will be accounted for under SFAS No. 141(R) due to the effective date of April 1, 2009.

NOTE 16:                      SUBSEQUENT EVENT (CONTINUED)

Cellegy’s stockholders also approved a new 2009 Equity Incentive Plan (the “2009 Plan”), which became effective upon the closing of the merger.  The 2009 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, and other forms of equity compensation (collectively “stock awards”). In addition, the 2009 Plan provides for the grant of performance cash awards. The aggregate number of shares of common stock that may be issued initially pursuant to stock awards under the 2009 Plan is 7,000,000 shares. The number of shares of common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2010 through and including January 1, 2019, by the lesser of (a) 5.0% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year or (b) a lesser number of shares of common stock determined by the Company’s board of directors before the start of a calendar year for which an increase applies.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Adamis security holders will own, after the merger with Cellegy, approximately 93% of the combined company on a fully-diluted basis. Further, Adamis directors will constitute a majority of the combined company’s board of directors and all members of the executive management of the combined company will be from Adamis. Therefore, Adamis will be deemed to be the acquiring company for accounting purposes and the merger transaction will be accounted for as a reverse merger and a recapitalization. The financial statements of the combined entity after the merger will reflect the historical results of Adamis before the merger and will not include the historical financial results of Cellegy before the completion of the merger. Stockholders’ equity and earnings per share of the combined entity after the merger will be retroactively restated to reflect the number of shares of common stock received by Adamis security holders in the merger, after giving effect to the difference between the par values of the capital stock of Adamis and Cellegy, with the offset to additional paid-in capital. As a result, the cost of the proposed merger is measured at net assets acquired and no goodwill will be recognized.

The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the proposed merger of Adamis and Cellegy as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States. For accounting purposes, Adamis is considered to be acquiring Cellegy in the merger. Consequently, all of the assets and liabilities of Cellegy have been reflected in the pro forma financial statements at their respective fair values and no goodwill or other intangibles will be recorded as part of acquisition accounting.

The unaudited pro forma condensed combined financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The actual amounts recorded for the merger transaction as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined condensed consolidated financial statements as a result of:

•	the cash cost of Cellegy’s operations between the signing of the merger agreement and the closing of the merger;

•
Cellegy’s net working capital balance as calculated pursuant to the merger agreement, which will partially determine the actual number of shares of Cellegy’s common stock to be issued pursuant to the merger;

•	the timing of completion of the merger; and

•	other changes in Cellegy’s assets that occur before completion of the merger, which could cause material differences in the information presented below.

The unaudited pro forma combined condensed consolidated financial statements presented below are based on the historical financial statements of Adamis and Cellegy, adjusted to give effect to the acquisition of Cellegy by Adamis for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma combined condensed consolidated balance sheet assumes that the proposed merger was completed as of March 31, 2009.  The unaudited pro forma combined condensed consolidated statement of operations for the year ended March 31, 2009 assume that the proposed merger was completed as of April 1, 2008.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the dates stated above, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Adamis and Cellegy which are included, with respect to Adamis, in this Form 8-K and with respect to Cellegy, in Cellegy’s annual report on Form 10-K for the year ended December 31, 2009.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

	Historical (1)		Pro Forma		Pro Forma
	Cellegy March 31, 2009	Adamis March 31, 2009	Adjustments		As Adjusted
ASSETS

Current assets:
Cash and cash equivalents	$65,000	$18,000	$-		$83,000
Accounts receivable		136,000			136,000
Inventory, net		195,000			195,000
Prepaid expenses and other current assets	26,000	4,000			30,000
Assets from Discontinued Operations		350,000			350,000
Total current assets	91,000	703,000	-		794,000
Note receivable from related party	500,000		(500,000)	(B)	-
Interest receivable from related party	57,000		(57,000)	(C)	-
Propery and equipment, net		32,000			32,000
Deferred acquisition costs		148,000	(148,000)	(E)	-

Total assets	$635,000	$883,000	$(705,000)		$826,000

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$227,000	$972,000	$-		$1,199,000
Accrued expenses and other current payables	277,000	724,000	(56,000)	(D)	945,000
			100,000	(E)	100,000
Notes Payable to related parties		600,000	(500,000)	(B)	100,000
Total current liabilities	504,000	2,296,000	(456,000)		2,344,000
Notes payable	778,000				778,000

Total liabilities	1,282,000	2,296,000	(456,000)		3,122,000
Stockholders' equity (deficit):
Preferred Stock
Common stock	3,000	4,000	(3,000)	(F)	4,000
Additional paid in capital	125,770,000		(125,770,000)	(F)	-
Additional paid in capital		10,763,000	(635,000)	(A)	10,128,000
Accumulated deficit	(126,420,000)	(12,180,000)	126,420,000	(F)	(12,180,000)
			(248,000)	(E)	(248,000)

Total stockholders' equity (deficit)	(647,000)	(1,413,000)	(248,000)		(2,296,000)
Total liabilities and stockholders' equity (deficit)	$634,000	$883,000	$(705,000)		$826,000

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

	Historical (1)
	Cellegy	Adamis
	for the twelve months ended	for the twelve months ended	Pro Forma		Pro Forma
	December 31, 2008	March 31, 2009	Adjustments		As Adjusted
Revenues:
Product sales	$-	$659,000	$-		$659,000
Total revenue	-	659,000	-		659,000
Costs and expenses:
Cost of sales	-	262,000	-		262,000
Research and development	-	740,000	-		740,000
Selling, general and administrative	1,322,000	4,853,000	-		6,175,000
Total costs and expenses	1,322,000	5,855,000	-		7,177,000

Loss from operations	(1,322,000)	(5,196,000)	-		(6,518,000)
Other income (expense)
Interest and other income	59,000	6,000	(44,000)	(C)	21,000
Interest and other expense	(271,000)	(457,000)	56,000	(D)	(672,000)
Total other income (expense)	(212,000)	(451,000)	12,000		(651,000)
Loss from continuing operations	$(1,534,000)	$(5,647,000)	$12,000		$(7,169,000)
Basic and diluted net loss per common share	$(0.05)	$(0.23)	$-		$(0.26)
Weighted-average shares used in computing
basic and diluted net loss per share	29,834,796	24,886,573	(26,834,796)	(F)	27,886,573

Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

1. Basis of Presentation

On February 12, 2008, Cellegy Pharmaceuticals, Inc. entered into an Agreement and Plan of Reorganization with Adamis Pharmaceuticals Corporation, and Cellegy Holdings, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of Cellegy, or Merger Sub, pursuant to which Merger Sub will be merged with and into Adamis, with Adamis surviving after the merger as a wholly-owned subsidiary of Cellegy.

If the merger is consummated, each Adamis stockholder, will receive, in exchange for each share of Adamis common stock held or deemed to be held by such stockholder immediately before the closing of the merger, a number of shares of Cellegy common stock equal to one share (excluding in all cases Adamis dissenting shares). As a result, Cellegy anticipates that it will experience a change in control because Adamis stockholders will own in excess of approximately 93% of the outstanding common stock of Cellegy immediately after the merger. Further, Adamis directors will constitute one-half or more of the combined company’s board of directors and all members of the executive management of the combined company will be from Adamis. Therefore, Adamis will be deemed to be the acquiring company for accounting purposes. Based on the above and in accordance with accounting principles generally accepted in the United States, the proposed merger is considered to be a reverse acquisition and recapitalization. As a result, the cost of the proposed merger is measured at net assets acquired and no goodwill will be recognized.

2. Pro forma adjustments

(A) To record the fair value of Cellegy’s outstanding common stock assumed in connection with the merger.

(B) To reflect the conversion of the related party note between Cellegy and Adamis to shares of Adamis common stock which will be subsequently cancelled.

(C) To reflect the elimination of accrued interest income between Cellegy and Adamis in connection with the related party note as mentioned in Note (B) above.

(D) To reflect the elimination of accrued interest expense between Cellegy and Adamis in connection with the related party note as mentioned in Note (B) above.

(E)   To reflect the expensing of deferred direct costs of the business combination and the accrual of estimated direct costs to be incurred after March 31, 2008 by Cellegy and Adamis to consummate the merger. Merger costs include fees payable for legal, accounting, printing and other consulting services.

(F)   To adjust Cellegy’s historical common shares to reflect the reverse stock split and issuance of post split Cellegy shares to Adamis shareholders on a one for one basis. The pro forma adjustment assumes that the reverse stock split of the Cellegy shares contemplated by the merger agreement will be approximately 1:9.945 and that, pursuant to the terms of the merger agreement, the Cellegy shareholders will hold 3,000,000 shares of the combined company immediately after the merger. Pursuant to the applicable standards for calculating weighted average shares outstanding for a particular period, the calculation of Adamis weighted average shares outstanding for the respective periods excludes outstanding shares that are subject to stock restriction agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	June 30, 2009	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer